NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Third Quarter 2009 Earnings

HAMILTON, Bermuda – October 28, 2009 -- Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2009 net income of $228.6 million, or $3.75 per diluted common share, compared to a net loss of $233.1 million, or $3.79 per common share, for the third quarter of 2008. After-tax operating income1, excluding realized capital gains and losses, was $209.4 million, or $3.43 per diluted common share, for the third quarter 2009, compared to after-tax operating income1 of $12.6 million, or $0.20 per common share, for the same period last year.

For the nine months ended September 30, 2009, net income was $609.8 million, or $9.94 per diluted common share, compared to a loss of $2.2 million or $0.04 per common share, for the first nine months of 2008. After-tax operating income1, excluding realized capital gains and losses and the gain on the first quarter’s debt repurchase, was $571.8 million for the first nine months of 2009, or $9.32 per diluted common share, compared to $383.2 million, or $6.18 per common share, for the same period in 2008.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We have achieved yet another milestone in Everest’s history with shareholders’ equity topping more than $6 billion at quarter end. Book value per share has increased 25%, since the beginning of the year, benefitting from strong earnings and the financial market recovery to date. These results are a testament to the discipline and strength of the organization.”

Operating highlights for the third quarter of 2009 included the following:

•	Gross written premiums increased 13% to $1.1 billion for the quarter compared to $999.2 million for the same period in 2008. Excluding the impact of foreign exchange, gross written premiums were up approximately 14%. Worldwide reinsurance premiums increased 12%, but adjusting for foreign exchange grew approximately 13%. Insurance premiums, which are entirely derived from the U.S. markets, were up 19%. This growth is being driven by a strong U.S. reinsurance property market, particularly for catastrophe exposed regions, the continued expansion of business in various international reinsurance markets and new program development on the insurance book.

•
The GAAP loss and combined ratios were 60.2% and 88.7%, respectively, for the quarter compared to 87.3% and 115.0%, respectively, in the third quarter of 2008. Last year’s results were impacted by catastrophe losses, primarily emanating from Hurricanes Gustav and Ike. Excluding prior year development and catastrophe losses, the current year attritional loss ratio was 56.8%, up slightly from the 55.5% reported for last year’s third quarter.

•
Net investment income was $165.4 million, relatively flat compared to the third quarter of 2008. Limited partnership income added $23.5 million for the quarter due in large part to income from partnerships investing in public equities.

•
Net after-tax realized capital gains totaled $19.3 million for the quarter, a major component, of which, includes after-tax fair value adjustments to the equity portfolio. This compares to net after-tax realized capital losses of $245.7 million in the same period last year.

•	Net after-tax unrealized capital gains totaled $343.5 million during the quarter, driven by a general decline in interest rates and a continued narrowing of credit spreads.
•	Cash flow from operations was $314.7 million compared to cash flows of $375.4 million in the same quarter last year.
•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 14.9% compared to 0.9% in 2008.
•	Shareholders’ equity ended the quarter at $6.1 billion, up 23% from year-end 2008. Accordingly, book value per share increased 25% to $100.75 as of September 30, 2009 from $80.77 at year-end 2008.
•
The Company repurchased 491,731 of its common shares during the quarter and 1.2 million of its common shares since year end. Through September, the total cost of the repurchased shares under this program was $90.5 million, representing an average purchase price of $75.44 per share. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 4.6 million shares available.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the third quarter results will be held at 8:30 a.m. Eastern Time on October 29, 2009. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance.  After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2009		2008		2009		2008
		(unaudited)				(unaudited)

		Per Diluted		Per		Per Diluted		Per
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$228,618	$3.75	$(233,127)	$(3.79)	$609,762	$9.94	$(2,167)	$(0.04)
After-tax net realized capital gains/(losses)	19,254	0.32	(245,734)	(3.99)	(12,866)	(0.21)	(385,406)	(6.22)
After-tax gain on tender of debt	-	-	-	-	50,876	0.83	-	-

After-tax operating income	$209,364	$3.43	$12,607	$0.20	$571,752	$9.32	$383,239	$6.18

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above.  The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$975,380	$931,859	$2,864,578	$2,785,927
Net investment income	165,387	164,478	401,350	490,527
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(153,435)	(13,210)	(159,935)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income	-	-	-	-
Other net realized capital gains (losses)	31,063	(139,930)	2,598	(301,379)
Total net realized capital gains (losses)	31,063	(293,365)	(10,612)	(461,314)
Realized gain on debt repurchase	-	-	78,271	-
Net derivative (expense) income	(2,118)	14,943	(470)	13,228
Other expense	(13,204)	(8,243)	(15,995)	(23,570)
Total revenues	1,156,508	809,672	3,317,122	2,804,798

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	587,247	813,668	1,723,937	1,963,760
Commission, brokerage, taxes and fees	229,257	218,045	684,509	689,905
Other underwriting expenses	48,937	40,335	134,409	120,307
Interest, fees and bond issue cost amortization expense	17,376	19,795	54,634	59,376
Total claims and expenses	882,817	1,091,843	2,597,489	2,833,348

INCOME (LOSS) BEFORE TAXES	273,691	(282,171)	719,633	(28,550)
Income tax expense (benefit)	45,073	(49,044)	109,871	(26,383)

NET INCOME (LOSS)	$228,618	$(233,127)	$609,762	$(2,167)
Other comprehensive income (loss), net of tax	376,448	(248,664)	681,727	(421,714)

COMPREHENSIVE INCOME (LOSS)	$605,066	$(481,791)	$1,291,489	$(423,881)

EARNINGS PER COMMON SHARE:
Basic	$3.76	$(3.79)	$9.97	$(0.04)
Diluted	$3.75	$(3.79)	$9.94	$(0.04)
Dividends declared	$0.48	$0.48	$1.44	$1.44

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in thousands, except par value per share)	2009	2008
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,637,625	$10,759,612
(amortized cost: 2009, $12,175,370; 2008, $10,932,076)
Fixed maturities - available for sale, at fair value	52,815	43,090
Equity securities - available for sale, at market value (cost: 2009, $14,244; 2008, $14,915)	16,572	16,900
Equity securities - available for sale, at fair value	158,456	119,829
Short-term investments	1,340,481	1,889,799
Other invested assets (cost: 2009, $644,320; 2008, $687,265)	642,025	679,356
Cash	265,075	205,694
Total investments and cash	15,113,049	13,714,280
Accrued investment income	149,193	149,215
Premiums receivable	979,127	908,110
Reinsurance receivables	625,138	657,169
Funds held by reinsureds	382,062	331,817
Deferred acquisition costs	367,663	354,992
Prepaid reinsurance premiums	104,356	79,379
Deferred tax asset	245,471	442,367
Federal income taxes recoverable	44,810	32,295
Other assets	118,022	176,966
TOTAL ASSETS	$18,128,891	$16,846,590

LIABILITIES:
Reserve for losses and loss adjustment expenses	$8,889,681	$8,840,660
Future policy benefit reserve	66,153	66,172
Unearned premium reserve	1,467,392	1,335,511
Funds held under reinsurance treaties	89,859	83,431
Losses in the course of payment	47,219	45,654
Commission reserves	41,877	52,460
Other net payable to reinsurers	51,676	51,138
8.75% Senior notes due 3/15/2010	199,931	199,821
5.4% Senior notes due 10/15/2014	249,759	249,728
6.6% Long term notes due 5/1/2067	238,347	399,643
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,821	11,217
Equity index put option liability	61,022	60,552
Unsettled securities payable	157,305	1,476
Other liabilities	141,000	158,875
Total liabilities	12,043,939	11,886,235

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2009) 65.8 million and
(2008) 65.6 million issued	658	656
Additional paid-in capital	1,836,342	1,824,552
Accumulated other comprehensive income (loss), net of deferred income tax expense
of $117.9 million at 2009 and tax benefit of $16.5 million at 2008	332,564	(291,851)
Treasury shares, at cost; 5.4 million shares (2009) and 4.2 million shares (2008)	(482,824)	(392,329)
Retained earnings	4,398,212	3,819,327
Total shareholders' equity	6,084,952	4,960,355
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,128,891	$16,846,590

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2009	2008	2009	2008
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$228,618	$(233,127)	$609,762	$(2,167)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	10,974	9,685	(48,369)	23,195
Increase in funds held by reinsureds, net	7,458	(7,133)	(23,327)	(33,500)
Decrease (increase) in reinsurance receivables	34,620	(25,938)	78,435	(12,877)
Decrease (increase) in deferred tax asset	5,771	59,187	59,989	(31,615)
Increase (decrease) in reserve for losses and loss adjustment expenses	26,614	291,530	(152,544)	357,606
Decrease in future policy benefit reserve	(1,168)	(3,972)	(20)	(11,524)
Increase (decrease) in unearned premiums	103,568	17,019	114,033	(137,396)
Change in equity adjustments in limited partnerships	(23,512)	21,051	29,964	5,453
Change in other assets and liabilities, net	(56,631)	(54,159)	(24,819)	(33,827)
Non-cash compensation expense	3,534	2,941	10,290	13,511
Amortization of bond premium	5,912	4,905	12,793	9,381
Amortization of underwriting discount on senior notes	48	45	142	133
Realized gain on debt repurchase	-	-	(78,271)	-
Net realized capital (gains) losses	(31,063)	293,365	10,612	461,314
Net cash provided by operating activities	314,743	375,399	598,670	607,687

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	364,585	154,577	924,998	701,138
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	5,570	-
Proceeds from fixed maturities sold - available for sale, at market value	109,963	95,500	239,621	225,447
Proceeds from fixed maturities sold - available for sale, at fair value	4,010	-	12,012	-
Proceeds from equity securities sold - available for sale, at market value	23,067	-	24,143	-
Proceeds from equity securities sold - available for sale, at fair value	11,309	345,063	23,548	674,297
Distributions from other invested assets	27,280	52,045	50,591	65,926
Cost of fixed maturities acquired - available for sale, at market value	(840,561)	(582,558)	(2,203,804)	(2,435,862)
Cost of fixed maturities acquired - available for sale, at fair value	(2,548)	(11,444)	(19,101)	(11,444)
Cost of equity securities acquired - available for sale, at market value	-	(16)	-	(456)
Cost of equity securities acquired - available for sale, at fair value	(12,948)	(181,408)	(32,247)	(330,789)
Cost of other invested assets acquired	(11,882)	(176,333)	(36,624)	(224,432)
Net change in short-term securities	(229,898)	55,779	561,164	1,019,830
Net change in unsettled securities transactions	104,102	(52,820)	157,430	(58,562)
Net cash used in investing activities	(453,521)	(301,615)	(292,699)	(374,907)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	1,114	2,292	1,502	2,053
Purchase of treasury shares	(41,077)	(25,006)	(90,495)	(150,744)
Net cost of debt repurchase	-	-	(83,026)	-
Dividends paid to shareholders	(29,100)	(29,463)	(88,189)	(89,133)
Net cash used in financing activities	(69,063)	(52,177)	(260,208)	(237,824)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	616	(23,855)	13,618	(21,893)

Net (decrease) increase in cash	(207,225)	(2,248)	59,381	(26,937)
Cash, beginning of period	472,300	225,878	205,694	250,567
Cash, end of period	$265,075	$223,630	$265,075	$223,630

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid (recovered)	$2,983	$(97,418)	$70,762	$3,286
Interest paid	$14,194	$13,937	$52,318	$53,004